CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-222616, 333-225948, and 333-279492 on Form S-8, and Registration Statement No. 333-264559 on Form S-3 of our reports dated February 6, 2025, relating to the financial statements of Liberty Energy Inc. and its subsidiaries and the effectiveness of Liberty Energy Inc. and its subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 6, 2025